Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF TILRAY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 15, 2020, Tilray, Inc. (“Tilray”) and Aphria Inc. (“Aphria”), entered into an Arrangement Agreement, under which the businesses of the two companies will be combined pursuant to a Plan of Arrangement (the “merger transaction”).

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the historical consolidated financial statements of Tilray and Aphria, as adjusted to give effect to the merger transaction.  The unaudited pro forma condensed combined balance sheet as at February 28, 2021 (the “pro forma balance sheet”) gives effect to the merger transaction as if it had occurred on February 28, 2021.  The unaudited pro forma condensed combined statement of net loss for the nine months ended February 28, 2021 and for the year ended May 31, 2020 (the “pro forma statements of net loss”) gives effect to the merger transaction as if it had occurred on June 1, 2020 and June 1, 2019, respectively.

The transaction accounting adjustments consist of those necessary to account for the merger transaction as a reverse acquisition in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the merger transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Unaudited Pro Forma Condensed Combined Balance Sheet
February 28, 2021
(in ‘000 of United States dollars)

	Aphria adjusted historical February 28, 2021 (note 6)	Tilray historical December 31, 2020	Transaction accounting adjustments	Notes (note 4)	Pro forma combined February 28, 2021
Assets
Current assets
Cash and cash equivalents	$210,590	$189,702	$76,106	H	$476,398
Accounts receivable, net	64,557	29,033	—		93,590
Prepaids and other current assets	39,345	34,640	—		73,985
Inventory	176,275	93,645	27,355	C	297,275
Current portion of convertible notes receivable	4,800	—	—		4,800
Total current assets	495,567	347,020	103,461		946,048
Capital assets/Property and equipment, net	508,655	217,544	1,764	D	727,963
Intangible assets, net	527,949	186,445	876,555	F	1,590,949
Promissory notes receivable and other assets	2,365	4,356	—		6,721
Equity method investments	—	9,300	—		9,300
Other investments	8,902	14,369	—		23,271
Goodwill	587,078	166,915	1,730,062	G	2,484,055
Total assets	$2,130,516	$945,949	$2,711,842		$5,788,307
Liabilities
Current liabilities
Accounts payable	$45,895	$17,776	$—		$63,671
Accrued expenses and other current liabilities	42,914	39,946	24,467	K	114,150
			6,823	L
Income taxes payable	16,749	—	—		16,749
Warrant liability	—	120,647	(30,182)	H	90,465
Current portion of lease liabilities/	1,384	2,913	—		4,297
Accrued lease obligations
Current portion of long-term debt	20,307	—	—		20,307
Total current liabilties	127,249	181,282	1,108		309,639
Long-term liabilities
Lease liabilities/	35,478	30,623	—		66,101
Accrued lease obligations
Long-term debt	183,962	48,470	2,028	J	234,460
Convertible debentures/	490,970	257,789	(23,000)	I	725,759
Convertible notes, net of issuance costs
Contingent consideration	60,068	—	—		60,068
Other liabilities	—	4,612	—		4,612
Deferred tax liability, net	24,217	49,274	217,778	M	291,269
Total liabilities	921,944	572,050	197,914		1,691,908
Shareholders’ equity
Common stock (1)	1,641,138	16	27	B	43
			(1,641,138)	B
Warrants	284	—	—		284
Additional paid-in capital	37,316	1,095,781	2,932,875	A,B	4,612,703
			(1,095,781)	B
			1,390	I
			1,641,122	B
Accumulated other comprehensive (loss) income	(7,505)	8,205	(8,205)	B	(7,505)
Accumulated deficit	(509,512)	(730,103)	730,103	B	(555,977)
			(24,467)	K
			(6,823)	L
			(15,175)	M
Total shareholders' equity	1,161,721	373,899	2,513,928		4,049,548
Non-controlling interests	46,851	—	—		46,851
Total liabilities and shareholders' equity	$2,130,516	$945,949	$2,711,842		$5,788,307

(1) Consists of Aphria common shares and Tilray Class 2 common stock

Unaudited Pro Forma Condensed Combined Statement of Net Loss
For the 9 months Ended February 28, 2021
(in ‘000 of United States dollars, except per share and share amounts)

	Aphria 9 month period ending February 28, 2021 (note 6)	Tilray Constructed 9 month period ending December 31, 2020 (note 7)	Transaction accouting adjustments	Notes (note 4)	Pro Forma Combined
Revenue	$363,633	$158,380	$—		$522,013
Cost of goods sold	268,493	144,229	27,355	C	440,035
			(42)	D
Gross profit	95,140	14,151	(27,313)		81,978
Operating expenses:
General and administrative	64,342	59,116	6,823	L	130,281
Share-based compensation	10,786	—	(8,859)	L	1,927
Selling/Sales and marketing	17,056	36,218	—		53,274
Depreciation and amortization	17,693	10,131	(598)	D	48,149
			20,923	F
Marketing and promotion	11,751	—	—		11,751
Research and development	447	3,050	—		3,497
Impairment	—	31,275	—		31,275
Loss from equity method investments	—	4,235	—		4,235
Transaction costs	28,680	—	24,467	K	53,147
Total operating expenses	150,755	144,025	42,756		337,536
Operating loss	(55,615)	(129,874)	(70,069)		(255,558)
Finance/Interest income (expense), net	(17,119)	(30,073)	3,944	I	(43,003)
			245	J
Foreign exchange (gain) loss, net	—	41,238	—		41,238
Change in fair value of warrant liability	—	(28,308)	—		(28,308)
Gain on debt conversion	—	61,118	—		61,118
Non-operating/Other income (expense), net	(289,473)	(5,682)	—		(295,155)
Loss before income taxes	(362,207)	(91,581)	(65,880)		(519,668)
Income taxes (recovery)	(12,946)	(4,631)	(12,397)	M	(29,267)
			707	M

Net loss	$(349,261)	$(86,950)	$(54,190)		$(490,401)
Weighted average number of common shares - basic		132,562,924	278,297,241	Note 5	410,860,165
Weighted average number of common shares - diluted		132,562,924	278,297,241	Note 5	410,860,165
Loss per share - basic		$(0.66)			$(1.19)
Loss per share - diluted		$(0.66)			$(1.19)

Unaudited Pro Forma Condensed Combined Statement of Net Loss
For the Year Ended May 31, 2020
(in ‘000 of United States dollars, except per share and share amounts)

	Aphria 12 month period ending May 31, 2020 (note 6)	Tilray Constructed 12 month period ending March 31, 2020 (note 7)	Transaction accouting adjustments	Notes (note 4)	Pro Forma Combined
Revenue	$405,326	$196,043	$—		$601,369
Cost of goods sold	332,854	214,116	27,355	C	574,269
			(56)	D
Gross profit	72,472	(18,073)	(27,299)		27,100
Operating expenses:
General and administrative	75,710	120,264	6,823	L	202,797
Share-based compensation	18,079	—	(8,610)	L	9,469
Selling/Sales and marketing	15,697	73,949	—		89,646
Depreciation and amortization	15,138	13,333	(798)	D	55,571
			27,898	F
Marketing and promotion	15,266	—	—		15,266
Research and development	1,916	9,016	—		10,932
Impairment	50,679	141,909	—		192,588
Loss from equity method investments	—	6,252	—		6,252
Acquisition-related (income) expenses, net	—	(35,851)	—		(35,851)
Transaction costs	4,299	—	37,028	K	41,327
Total operating expenses	196,784	328,872	62,341		587,997
Operating loss	(124,312)	(346,945)	(89,640)		(560,897)
Finance/Interest income (expense), net	(19,371)	(34,463)	5,258	I	(48,249)
			327	J
Foreign exchange (gain) loss, net	—	(21,946)	—		(21,946)
Change in fair value of warrant liability	—	(71,978)	—		(71,978)
Gain on debt conversion	—	—	—		—
Non-operating/Other income (expense), net	14,195	(5,995)	—		8,200
Loss before income taxes	(129,488)	(481,327)	(84,055)		(694,870)
Income taxes (recovery)	(8,352)	(5,404)	(13,727)	M	(22,013)
			5,470	M
Net loss	$(121,136)	$(475,923)	$(75,798)		$(672,857)
Weighted average number of common shares - basic		100,529,641	278,297,241	Note 5	378,826,882
Weighted average number of common shares - diluted		100,529,641	278,297,241	Note 5	378,826,882
Loss per share - basic		$(4.73)			$(1.78)
Loss per share - diluted		$(4.73)			$(1.78)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in ‘000 of United States dollars, except for shares, warrants, per share amounts and per warrant amounts, unless otherwise noted)

1. Basis of Presentation

The pro forma financial statements are based on the historical consolidated financial statements of Tilray and Aphria, adjusted to give effect to the merger transaction, and should be read in conjunction with the historical financial statements from which they are derived.  Pro forma adjustments are limited to the transaction accounting adjustments that reflect the accounting for the merger transaction in accordance with US GAAP.

The pro forma financial statements were prepared using the purchase method of accounting.  The merger transaction is accounted for as a reverse acquisition in which Tilray is the legal acquirer and Aphria is the acquirer for accounting purposes.  Accordingly, the pro forma financial statements represent a continuation of the financial statements of Aphria; the assets and liabilities of Aphria are presented at their historical carrying values and the assets and liabilities of Tilray are recognized on the effective date of the merger transaction and measured at fair value.

The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with US GAAP.  Since Aphria’s historical consolidated financial statements are presented in Canadian dollars (“CAD” or “C$”) and prepared in accordance with International Financial Reporting Standards (“IFRS”), the historical financial information of Aphria used in the pro forma financial statements has been reconciled to US GAAP and translated into USD (note 6). For comparative purposes certain line items were renamed or reclassified to conform with the pro forma financial presentation.

The pro forma balance sheet gives effect to the merger transaction as if it had occurred on February 28, 2021.  The pro forma statements of net loss gives effect to the merger transaction as if it had occurred on June 1, 2020 and June 1, 2019 for the nine months ended February 28, 2021 and year ended May 31, 2020, respectively.

The pro forma balance sheet combines the audited consolidated balance sheet of Tilray as at December 31, 2020 with the unaudited condensed consolidated statement of financial position (balance sheet) of Aphria as at February 28, 2021.  As the ending date of the fiscal period for Aphria differs from that of Tilray by more than 93 days,  the unaudited pro forma statement of operations (statement of net loss) for the nine months ended February 28, 2021 was derived by combining financial information from the unaudited condensed interim consolidated statements of net loss and comprehensive loss of Aphria for the nine months ended February 28, 2021 with financial information of Tilray for the nine months ended December 31, 2020, which was constructed by subtracting: (i) the financial information from the unaudited consolidated statement of operations for the three months ended March 31, 2020; from (ii) the financial information from the audited consolidated statement of operations for the year ended December 30, 2020 (note 7). The unaudited pro forma statement of operations (statement of net loss) for the year ended May 31, 2020 was derived by combining financial information from the audited consolidated statements of net loss and comprehensive loss of Aphria for the year ended May 31, 2020 with financial information of Tilray for the year ended March 31, 2020, which was constructed by subtracting: (i) the financial information from the unaudited consolidated statement of operations for the three months ended March 31, 2019; from (ii) the financial information from the audited consolidated statement of operations for the year ended December 30, 2019; and adding (iii) the financial information from the unaudited consolidated statement of operations for the three months ended March 31, 2020 (note 7 ).

The assumptions and estimates underlying the adjustments to the pro forma financial statements are described in the accompanying notes.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma combined financial information and actual adjustment, when recorded, may differ materially.

The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the merger transaction had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the merger transaction.  The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma financial statements do not reflect operational and administrative cost savings that may be achieved as a result of the merger transaction.

2. Estimated Purchase Price

Tilray is the legal acquirer and, pursuant to the Plan of Arrangement, will (i) exchange each outstanding Aphria common share for 0.8381 of a Tilray Class 2 common share (the “Exchange Ratio”), and (ii) exchange outstanding equity instruments exercisable into Aphria common shares for instruments with similar terms that are exercisable into Tilray Class 2 common shares, adjusted to reflect the Exchange Ratio.

However, since the merger transaction is being accounted for as a reverse acquisition (note 1), the purchase price is calculated as the fair value of the hypothetical consideration Aphria would have to issue to acquire Tilray’s outstanding equity instruments and obtain the same percentage of ownership interest in the combined entity that will result from the merger transaction.

The estimated purchase price of $2,932,902 is based on the number of equity instruments of Tilray outstanding at December 31, 2020, adjusted for the exercise of 12,791,000 warrants (note 3, 4H), and Aphria’s closing share price of $13.88 on April 21, 2021 (the “Measurement Date”). The purchase price will change based on fluctuations in Aphria’s share price and the number of equity instruments of Tilray outstanding on the effective date of the merger transaction.  A 10% increase or decrease in Aphria’s share price would increase or decrease both the purchase price and goodwill by approximately $294,038, respectively, and a 25% increase or decrease in Aphria’s share price would increase or decrease both the purchase price and goodwill by approximately $735,086, respectively.

The following table summarizes the calculation of the purchase price hypothetically paid by Aphria (in thousands, except warrants, share and per share data):

Tilray Class 2 common stock outstanding at December 31, 2020 adjusted for warrants exercised (1)	171,247,087
Aphria common stock hypothetically issued based on Exchange Ratio	204,327,750
Price per common stock of Aphria on Measurement Date	$13.88
Total estimated fair value of acquired Tilray Class 2 common stock	$2,836,069
Estimated fair value of Tilray stock-based compensation related to the pre-combination service period	$96,833
Total estimated purchase price	$2,932,902

(1)	Represents 158,456,087 Tilray Class 2 common stock outstanding at December 31, 2020 and 12,791,000 warrants exercised from Jan 1, 2021 to the Measurement Date (note H)

The estimated fair value of the Tilray stock-based compensation related to the pre-combination service period consisted of $73,830 related to Tilray stock options and $23,003 related to restricted share units (“RSUs”). The fair values of the RSUs included in the purchase price are estimated using the market share price of Aphria on the purchase price Measurement Date. The fair values of the options included in the purchase price are calculated using the Black Scholes model, using the following assumptions:

Volatility	100%
Dividend yield	0%
Risk-free interest rate	0.04% to 1.31%
Expected term	0.07 to 7.91 years

3. Preliminary Purchase Price Allocation

A preliminary valuation analysis of the fair value of Tilray’s assets and liabilities has been performed at December 31, 2020, with the following exceptions:

•	The warrant liability has been valued at the Measurement Date, which reflects the exercise of 12,791,000 warrants between January 1, 2021 and the Measurement Date (note 2, 4H); and

•	The cash and cash equivalents balance at December 31, 2020 has been increased by $76,106 (note 4H) to reflect the cash received upon exercise of the warrants.

The purchase price has been allocated to such assets and liabilities, with the excess allocated to goodwill.  The following table summarizes the preliminary purchase price allocation:

Cash and cash equivalents	$265,808
Accounts receivable	29,033
Inventory	121,000
Prepayments and other current assets	34,640
Property and equipment	219,308
Intangible assets	1,063,000
Interest in equity investees	9,300
Other investments	14,369
Promissory notes receivable and other assets	4,356
Accounts payable	(17,776)
Accrued expenses and other current liabilities	(39,946)
Accrued lease obligations	(33,536)
Warrant liability	(90,465)
Deferred tax liability	(251,877)
Convertible debentures	(236,179)
Long-term debt	(50,498)
Other liabilities	(4,612)
Goodwill	1,896,977

The preliminary purchase price allocation has been used to prepare the pro forma adjustments (note 4). The purchase price allocation will be finalized following the effective date of the merger transaction when the valuation analysis is complete. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

4. Pro Forma Adjustments

Adjustments to the pro forma financial statements are limited to those that reflect the accounting for the merger transaction in accordance with US GAAP.  The pro forma financial statements give effect to the merger transaction as if it had occurred on February 28, 2021 for purposes of the pro forma balance sheet and June 1, 2020 for purposes of the pro forma statement of net loss for the nine months ended February 28, 2021 and June 1, 2019 for purposes of the pro forma statement of net loss for the year ended May 31, 2020.

The pro forma adjustments are as follows:

A – Purchase price
Records the purchase price consideration, which is the fair value of the equity interests hypothetically issued by Aphria to acquire Tilray (note 2).

B – Equity
Eliminates Tilray’s historical equity balances and reallocates Aphia’s equity balances so the equity structure appearing in the pro forma balance sheet reflects the legal equity structure of Tilray, including the equity interests issued by Tilray to effect the merger transaction.

The following table summarizes how the equity balances in the pro forma balance sheet were determined:

	Common stock	Additional paid-in capital	Warrants	Accumulated other comprehensive (loss) income	Accumulated deficit	Total
Aphria as at February 28, 2021	$1,641,138	$37,316	$284	$(7,505)	$(509,512)	$1,161,721
Total estimated purchase price (note 2, 4A)	27	2,932,875	—	—	—	2,932,902
Tilray as at December 31, 2020	16	1,095,781	—	8,205	(730,103)	373,899
Eliminate Tilray as at December 31, 2020	—	(1,095,781)	—	(8,205)	730,103	(373,883)
Reallocate balance to reflect Tilray structure	(1,641,138)	1,641,122	—	—	—	(16)
Equity component of Tilray convertible notes (note 4I)	—	1,390	—	—	—	1,390
Accumulated deficit impact of pro forma adjustments (note 4K, 4L, 4M)	—	—	—	—	(46,465)	(46,465)
Pro forma – February 28, 2021	$43	$4,612,703	$284	$(7,505)	$(555,977)	$4,049,548

The $27 pro forma balance as part of the total estimated purchase price represents the $0.0001 par value of the estimated 265,506,241 of Tilray Class 2 common stock issued on the merger transaction.

C – Inventory
Increases Tilray’s inventory to a fair value of approximately $121,000, an increase of $27,355 from the carrying value. The fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. After the merger transaction, the $27,355 step-up in inventory value will increase cost of sales as the inventory is sold, which is reflected in the pro forma statements of net loss and represents a nonrecurring charge for the nine months ended February 28, 2019 and the year ended May 31, 2020. The fair value calculation is preliminary and subject to change.

D – Capital assets
Included in the opening Tilray capital assets is $199,559 of property and equipment, net and $17,985 of operating lease, right-of-use assets. Increases Tilray’s capital assets to an estimated fair value of approximately $217,544, an overall increase of $1,764 from the carrying value. The overall increase represents an estimated increase of $2,110 relating to finance lease right-of-use assets and an increase of $274 relating to operating lease right-of-use assets (note 4E) offset by an estimated decrease of $620 to capital assets.  The estimated useful lives, excluding land, range from 4 to 27 years.  The estimated fair value of property and equipment, excluding finance lease right-of-use assets is determined primarily using an income approach, which requires a forecast of expected future cash flows. After the merger transaction, the estimated impact of the combined change in the value and useful lives of property plant and equipment will be an estimated decrease in amortization expense in the pro forma statement of net loss recognized as follows:

	Year ended May 31, 2020	9 months ended February 28, 2021
	CAD	CAD
Cost of sales	$(56)	$(42)
Depreciation and amortization expenses	(798)	(598)

The estimated fair value and estimated useful life calculations are preliminary and subject to change. The preliminary estimates of fair value and estimated useful lives will likely differ from the final amounts after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying pro forma financial statements. A 10% change in the estimated fair value of property and equipment, excluding finance lease right-of-use assets, would cause a corresponding increase or decrease in the balance of goodwill. A 10% change would also cause the annual amortization expense in the pro forma statement of net loss to increase or decrease by approximately $646, assuming a weighted average useful life of depreciable property and equipment of 18.4 years.

E – Leases
Included in Tilray’s capital assets carrying value (note 4D) is $13,167 and $17,985 related to finance lease right-of-use assets and operating lease right-of-use assets, respectively. The carrying value has been adjusted to the corresponding carrying value of finance and operating lease liabilities of $15,277 and $18,259, respectively, resulting in a pro forma increase of $2,110 and $274. The corresponding impact to amortization expense on the finance lease right-of-use assets are included in capital assets (note 4D). The finance and operating lease liabilities, and corresponding right-of-use assets may differ from the final amounts after completing the detailed incremental borrowing rate analysis.

F – Intangible assets
Increases Tilray’s intangible assets to an estimated fair value of approximately $1,063,000, an increase of $876,555 from the carrying value. As part of the preliminary valuation analysis, the identified intangible assets include distribution channels, customer relationships, know how, developed technology, licenses, brands and trademarks.  The fair value of identifiable intangible assets is determined primarily using an income approach, which requires a forecast of expected future cash flows. For purposes of the preliminary fair value, the mid point of the estimated range has been used. After the merger transaction, the $876,555 increase in the value of intangible assets will increase amortization expense over the respective estimated useful lives, which is reflected in the pro forma income statement through a $20,923 and $27,898 increase in amortization expenses for the nine months ended February 28, 2021 and year ended May 31, 2020, respectively.

The following table summarizes the estimated fair values (mid point) of Tilray’s identifiable intangible assets and, where applicable, their estimated useful lives:

	Estimated fair value	Estimated useful life (years)
Definite-lived intangible assets
Distribution channels	$137,000	15
Customer relationships	85,000	15
Know how	47,000	2
Developed technology	6,000	10
	275,000
Indefinite-lived intangible assets
Licenses	660,000	Indefinite
Brands	116,000	Indefinite
Trademarks	12,000	Indefinite
	788,000
	$1,063,000

The preliminary estimates of fair value and estimated useful lives will likely differ from the final amounts after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying pro forma financial statements. A 10% change in the estimated fair value of intangible assets would cause a corresponding increase or decrease in the balance of goodwill. A 10% change would also cause the annual amortization expense in the pro forma statement of net loss to increase or decrease by approximately $3,890, assuming an overall weighted average useful life of definite-lived intangible assets of 12.7 years.

G – Goodwill
Adjusts goodwill in the pro forma balance sheet as follows:

Reversal of Tilray's historical goodwill	$(166,915)
Goodwill recognized in purchase accounting	1,896,977
Pro forma increase to goodwill	$1,730,062

H – Warrant liability
Decreases Tilray’s warrant liability to an estimated fair value of approximately $90,465, a decrease of $30,182 from the carrying value to reflect the estimated fair value at the Measurement Date. The 19,000,000 outstanding warrants at December 31, 2020 are reduced for the additional exercise of 12,791,000 warrants at a price of $5.95 from January 1, 2021 to the Measurement Date. The resulting increase in cash on exercise of $76,106 is an adjustment to the carrying value of cash in the purchase price allocation. The remaining 6,209,000 warrants outstanding on the Measurement Date have an estimated fair value of $14.57 per warrant, using Tilray’s market share price on the Measurement Date as an input.

I – Convertible notes
Adjusts the carrying value of the liability component of the convertible notes from $257,789 in Tilray’s historical balance sheet to an estimated fair value of $234,789, a decrease of $23,000. The fair value is determined using the expected cash flows, discounted by the estimated interest rate of similar nonconvertible debt based on current market rates. The combined instrument’s fair value of $236,179 is adjusted to present the equity component of $1,390 in equity (note 4B), with the remaining $234,789 recorded as a liability. The equity component is not remeasured as long as it continues to meet the conditions for equity classification. The adjusted debt discount is to be amortized as additional non-cash interest expense over the remaining term of the convertible notes using the interest method with an effective rate of 11.7 % per annum.

The change in the value of the convertible notes is estimated to decrease finance expense over the term of the notes, which is reflected in the pro forma statement of net loss through a $3,944 and $5,258 decrease in finance expenses for the nine months ended February 28, 2021 and year ended May 31, 2020, respectively.

J – Long-term debt
Adjusts the carrying value of Tilray’s Senior Facility from $48,470 in Tilray’s historical balance sheet to $50,498, an increase of $2,028. The adjustment reflects removal of the unamortized transaction costs which are not recognized in a business combination.

The change in the value of the long-term debt is estimated to decrease finance expense over the term of the notes, which is reflected in the pro forma income statement through a $245 and $327 decrease in finance expenses for the nine months ended February 28, 2021 and year ended May 31, 2020, respectively.

K – Transaction costs
Recognizes in the pro forma balance sheet and pro forma statement of net loss for the nine months ended February 28, 2021 $24,467 of nonrecurring transaction costs directly related to the merger transaction that are expected to be incurred by Aphria and Tilray subsequent to February 28, 2021 and December 31, 2020, respectively.  Also recognizes $37,028 of transaction costs in the pro forma statement of net loss for the year ended May 31, 2020, which is comprised of the $24,467 referred to above and $12,561 expensed in the historical financial statements of Aphria and Tilray for the nine months ended February 28, 2021 and December 31, 2020, respectively.

The following table summarizes the nonrecurring transaction costs related to the merger transaction included in each of the pro forma statements of net loss:

	Aphria	Tilray	Total
Expensed in historical financial statements	$10,329	$2,232	$12,561
Estimated future costs	13,838	10,629	24,467
Total recognized in pro forma statements of net loss	$24,167	$12,861	$37,028

L – Compensation arrangements
Recognized in the pro forma balance sheet and both of the pro forma income statements is $6,823 of nonrecurring compensation costs related to severance payments and retention payments. This pro forma adjustment excludes any related severance or other compensation costs which may be triggered upon an announcement of a new executive team or other headcount restructuring that may result from the merger transaction.

The following table summarizes the nonrecurring compensation costs related to the merger transaction included in each of the pro forma income statements:

	Aphria	Tilray	Total
Expensed in historical financial statements	$—	$—	$—
Accrued in pro forma adjustment	—	6,823	6,823
Total recognized in pro forma statement of net loss	$—	$6,823	$6,823

Also recognized in the pro forma statement of net loss is compensation costs related to the difference between Tilray’s historical share-based compensation expense and the estimated share-based compensation expense related to replacement stock options and restricted stock units hypothetically issued by Aphria as consideration. The portion of the fair value of the replacement share-based awards related to compensation costs will be recognized ratably over post-merger service periods ranging from 0 to 3 years. The stock-based compensation expense is estimated to decrease by $8,859 and $8,610 for the nine months ended February 28, 2021 and year ended May 31, 2020, respectively, which is reflected in the pro forma income statements.

The total pro forma adjustment to stock-based compensation expense excludes the impact of accelerated vesting of Aphria’s stock-based awards that is subject to the approval by Aphria’s Board of Directors, which has not yet occurred, the final compensation costs could differ materially from those included in the pro forma adjustments.

M – Income taxes
The pro forma income tax adjustments to the pro forma balance sheet results in an overall increase in the deferred income tax liability of $217,778 relating to the following:

•
Increase of $202,603 related to Tilray’s increase in taxable temporary differences due primarily to fair value increases in inventory, property and equipment, and intangibles, offset by a partial reversal of the valuation allowance on net operating losses carrying forward in several legal entities and jurisdictions; and

•	Increase of $15,175 related to restrictions on Aphria’s losses in several legal entities and jurisdictions, and valuation allowances due to the impact of the merger transaction.

The pro forma income tax adjustments to the pro forma statement of net loss are comprised of the following amounts:

(a)	Tax impact of pro forma adjustments:

Pro forma adjustments	Year ended May 31, 2020	9 months ended February 28, 2021
C - Inventory (cost of sales)	$27,355	$27,355
D - Property and equipment (depreciation expense)	(854)	(640)
F - Intangible assets (amortization expense)	27,898	20,923
I - Convertible debt (interest expense)	(5,258)	(3,944)
J - Long-term debt (interest expense)	(327)	(245)
K - Transaction costs	37,028	24,467
L – Compensation	(1,787)	(2,036)
	67,569	(9,533)

M – Deferred tax expense (recovery)	(9,533)	(7,706)
M - Income taxes - benefit of current year losses	(4,194)	(4,691)
	$(13,727)	$(12,397)

The $13,727 for the year ended May 31, 2020 and the $12,397 for the nine months ended February 28, 2021 deferred tax recovery is comprised of the following:

•
$9,533 and 7,706, respectively, which relates to the tax-effect of pro-forma adjustments, C, D, F.  The remaining pro-forma statement of loss adjustments are not tax-effected due to the amounts being non-deductible for tax purposes, or the benefit of the deductible expense cannot be recognized due to a valuation allowance in the legal entity and jurisdiction to which it relates; and

•	$4,194 and $4,691, respectively, which relates to the deferred tax asset that can be recognized for a portion of the current period loss.

(b)
Reversal of $707 and $5,470 of deferred tax recoveries recorded by Aphria during the nine months ended February 28, 2021 and the twelve months ended May 31, 2020 which would either not be eligible for recovery or require a valuation allowance as a result of the merger transaction.

5. Pro Forma Loss Per Share

	Year ended May 31, 2020	9 months ended February 28, 2021
Historical Tilray basic weighted average shares	100,529,641	132,562,924
Adjustment for warrants exercised (note 3, 4H)	12,791,000	12,791,000
Incremental shares issued in merger transaction (note 4B)	265,506,241	265,506,241
Pro forma combined basic and diluted weighted average shares	378,826,882	410,860,165

On a pro forma basis, the combined company incurred a net loss for the nine months ended February 28, 2021 and the year ended May 31, 2020. As such, all potential shares are excluded from the calculation of pro forma diluted loss per share because they are anti-dilutive.

6. Adjustments to the Historical Financial Information of Aphria

The historical financial information of Aphria was prepared in accordance with IFRS as issued by the IASB and presented in CAD. The historical financial information was translated from CAD to USD using the following historical exchange rates:

CAD to USD
Period end exchange rate as at February 28, 2021	0.7883
Average exchange rate for the nine months ended February 28, 2021	0.7620
Average exchange rate for the year ended May 31, 2020	0.7460

The table below presents the conversion from IFRS to US GAAP adjustments of Aphria’s adjusted unaudited condensed consolidated statement of financial position as at February 28, 2021:

Adjusted Unaudited Condensed Consolidated Statement of Financial Position (Balance Sheet) of Aphria
(in ‘000)

	As at February 28, 2021 IFRS - CAD	IFRS to US GAAP differences CAD	Notes (note 6)	As at February 28, 2021 US GAAP - CAD	As at February 28, 2021 US GAAP - USD
Assets
Current assets
Cash and cash equivalents	$267,134	$—		$267,134	$210,590
Accounts receivable, net	81,890	—		81,890	64,557
Prepaids and other current assets	34,732	15,178	vi	49,910	39,346
Inventory	313,794	(90,189)	i	223,605	176,275
Biological assets	27,065	(27,065)	i	—	—
Current portion of convertible notes receivable	6,089	—		6,089	4,800
Total current assets	730,704	(102,076)		628,628	495,568
Capital assets	644,711	518	iii	645,229	508,655
Intangible assets	669,703	—		669,703	527,949
Promissory notes receivable and other assets	3,000	—		3,000	2,365
Other investments	11,292	—		11,292	8,902
Goodwill	745,908	(1,200)	vii	744,708	587,078
Total assets	$2,805,318	$(102,758)		$2,702,560	$2,130,517
Liabilities
Current liabilities
Accounts payable	$58,218	$—		$58,218	$45,895
Accrued expenses and other current liabilities	110,012	(55,575)	ii	54,437	42,914
Income taxes payable	21,246	—		21,246	16,749
Current portion of lease liabilities	1,756	—		1,756	1,384
Current portion of long-term debt	25,759	—		25,759	20,307
Total current liabilties	216,991	(55,575)		161,416	127,249
Long-term liabilities
Lease liabilities	45,004	—		45,004	35,478
Long-term debt	233,356	—		233,356	183,962
Convertible debentures	622,796	—		622,796	490,970
Contingent consideration	76,196	—		76,196	60,068
Deferred tax liability, net	44,625	(13,906)	vi	30,719	24,217
Total liabilities	1,238,968	(69,481)		1,169,487	921,944
Shareholders’ equity
Common stock	2,079,173	2,610	ii	2,081,783	1,641,138
Warrants	360	—		360	284
Additional paid-in capital (1)	29,661	17,674	ii	47,335	37,316
Accumulated other comprehensive loss	(6,047)	(3,473)	v	(9,520)	(7,505)
Accumulated deficit	(595,182)	(88,033)	i	(646,316)	(509,512)
		35,291	ii
		381	iii
		(1,046)	iv
		3,473	v
		(1,200)	vii
Total shareholders' equity	1,507,965	(34,323)		1,473,642	1,161,721
Non-controlling interests	58,385	1,046	iv	59,431	46,851
Total liabitilities and shareholders' equity	$2,805,318	$(102,758)		$2,702,560	$2,130,516

(1) Historically reported as contributed surplus.

Adjusted Unaudited Condensed Consolidated Statements of Operations (Statements of Loss) of Aphria
(in ‘000)

	Nine months ended February 28, 2021 IFRS - CAD	IFRS to US GAAP differences CAD	Notes (note 6)	Presentation reclassification	Nine months ended February 28, 2021 US GAAP - CAD	Nine months ended February 28, 2021 US GAAP - USD
Revenue	$459,859	$—		$17,336	$477,195	$363,633
Cost of goods sold	335,008	—	i	17,336	352,344	268,493
Gross profit before fair value adjustments	124,851	—		—	124,851	95,140
Fair value adjustment on sale of inventory	102,600	(102,600)	i	—	—	—
Fair value adjustment on growth of biological assets	(124,209)	124,209	i	—	—	—
Gross profit	146,460	(21,609)		—	124,851	95,140
Operating expenses:
General and administrative	82,239	2,197	iii	—	84,436	64,342
Share-based compensation	54,127	(39,973)	ii	—	14,154	10,786
Selling	22,383	—		—	22,383	17,056
Amortization	24,848	(1,630)	iii	—	23,218	17,693
Marketing and promotion	15,421	—		—	15,421	11,751
Research and development	586	—		—	586	447
Transaction costs	37,637	—		—	37,637	28,680
	237,241	(39,406)		—	197,835	150,755
Operating loss	(90,781)	17,797		—	(72,984)	(55,615)
Finance income (expense), net	(23,302)	837	iii	—	(22,465)	(17,119)
Non-operating income, net	(383,626)	3,750	v	—	(379,876)	(289,473)
Loss before income taxes	(497,709)	22,384		—	(475,325)	(362,207)
Income taxes (recovery)	(11,020)	(6,041)	vi	—	(16,989)	(12,946)
		72	vi
Net loss	$(486,689)	$28,353		$—	$(458,336)	$(349,261)

Adjusted Unaudited Condensed Consolidated Statements of Operations (Statements of Loss) of Aphria
(in ‘000)

	Year ended May 31, 2020 IFRS - CAD	IFRS to US GAAP differences CAD	Notes (note 6)	Presentation reclassification	Year ended May 31, 2020 US GAAP - CAD	Year ended May 31, 2020 US GAAP - USD
Revenue	$543,339	$—		$31,611	$574,950	$405,326
Cost of goods sold	409,580	5,000	i	31,611	446,191	332,854
Gross profit before fair value adjustments	133,759	(5,000)		—	128,759	72,472
Fair value adjustment on sale of inventory	57,039	(57,039)	i	—	—	—
Fair value adjustment on growth of biological assets	(115,255)	115,255	i	—	—	—
Gross profit	191,975	(63,216)		—	128,759	72,472
Operating expenses:
General and administrative	99,977	1,512	iii	—	101,489	75,710
Share-based compensation	22,500	1,735	ii	—	24,235	18,079
Amortization	21,747	(1,455)	iii	—	20,292	15,138
Selling	21,042	—		—	21,042	15,697
Marketing and promotion	20,464	—		—	20,464	15,266
Research and development	2,568	—		—	2,568	1,916
Impairment	63,971	75	iii	—	67,935	50,679
		3,889	iv
Transaction costs	5,763	—		—	5,763	4,299
	258,032	5,756		—	263,788	196,784
Operating loss	(66,057)	(68,972)		—	(135,029)	(124,312)
Finance income (expense), net	(26,347)	380	iii	—	(25,967)	(19,371)
Non-operating income, net	11,687	7,341	v	—	19,028	14,195
Loss before income taxes	(80,717)	(61,251)		—	(141,968)	(129,488)
Income taxes (recovery)	3,917	(15,179)	vi	—	(11,196)	(8,352)
		66	vi
Net loss	$(84,634)	$(46,138)		$—	$(130,772)	$(121,136)

IFRS differs in certain material respects from US GAAP. The following material adjustments have been made to reflect Aphria’s historical consolidated statement of loss on a US GAAP basis for purposes of the unaudited pro forma financial information (expressed in thousands of CAD):

i – Inventory and biological assets
Cannabis plants are accounted for as biological assets and agricultural products under IFRS and US GAAP, respectively. Under IFRS, biological assets are accounted for at fair value less costs to sell and are revalued at each subsequent reporting date up to the point of harvest, upon which time they are transferred into inventories. Any change in fair value is recognized in the period of change within profit or loss. Under US GAAP, agricultural products are accounted for at cost in accordance with guidance on property, plant and equipment or inventories depending on their nature.

The following table reflects the removal of the fair value adjustment that was included in the cost basis of inventories and biological assets under IFRS to reflect cannabis plants at cost in accordance with Accounting Standards Codification 330, Inventory as required under US GAAP and includes a corresponding impact to accumulated deficit:

As at February 28, 2021
CAD
Inventory	$(90,189)
Biological assets	(27,065)
Deferred tax liability, net	(29,221)
Accumulated deficit	(88,033)

The following table reflects the removal of the changes in fair value recognized in the period of change within the statement of operations:

	Year ended May 31, 2020	9 months ended February 28, 2021
	CAD	CAD
Cost of goods sold	$5,000	$—
Fair value adjustment on sale of inventory	(57,039)	(102,600)
Fair value adjustment on growth of biological assets	115,255	124,209
Income taxes (recovery)	(15,179)	(6,041)

ii – Share-based payments
Under US GAAP, Restricted Stock Units (“RSUs”) and Deferred Stock Units (“DSUs”) that can be settled in either cash or equity at the option of Aphria should be classified as equity. Currently, Aphria classifies its RSUs and DSUs as liabilities. Under US GAAP, Aphria measures and recognizes compensation expense for these awards on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in substance, multiple awards based on their grant date fair value.

The following table reflects the removal of the RSU and DSU liability in accrued expenses and other current liabilities and the reclassification of the awards to equity:

As at February 28, 2021
CAD
Accrued expenses and other current liabilities	$(55,575)
Common stock	2,610
Additional paid-in capital	17,674
Accumulated deficit	35,291

This adjustment also reflects the impact to share-based compensation of C$1,735 for the year ended May 31, 2020 and (C$39,973) for the nine months ended February 28, 2021.

iii – Leases
Under US GAAP, at lease commencement, a lessee classifies a lease as a finance lease or an operating lease (unless the short-term lease recognition exemption is elected). Under IFRS, lessees do not classify leases and all leases are treated under a single model (unless the short-term leases or leases of low-value asset recognition exemptions are elected). For operating leases under US GAAP, the subsequent measurement of the lease liability is based on the present value of the remaining lease payments using the discount rate determined at lease commencement (which would result in the same amount of lease liability as in IFRS), while the right-of-use asset is remeasured at the amount of the lease liability, adjusted for the remaining balance of any lease incentives received, cumulative prepaid or accrued rents, unamortized initial direct costs and any impairment. This treatment under US GAAP generally results in straight-line expense being incurred over the lease term and recorded to general and administrative expenses. IFRS generally yields front-loaded expense recognition. Under IFRS, a constant interest rate is applied to the lease liability, interest expense decreases as cash payments are made during the lease term and the lease liability decreases. Therefore, more interest expense is incurred in the early periods and less in the later periods. This trend in the interest expense, combined with straight-line depreciation of the right-of-use asset, results in a front-loaded expense recognition pattern.

The following table reflects the adjustments to the right-of-use asset for operating leases under US GAAP, the corresponding impact to accumulated deficit and reclassifies the right-of-use asset from property and equipment, net to operating lease, right-of-use assets:

As at February 28, 2021
CAD
Capital assets	$518
Deferred tax liability, net	137
Accumulated deficit	381

For the operating leases under US GAAP, the following table reflects the removal of amortization and interest expense recognized under IFRS and instead includes the straight-line operating lease expense as calculated under US GAAP in general and administrative expenses. Furthermore, additional impairment was recognized for the year ended May 31, 2020 under US GAAP for leases that were fully impaired under IFRS as a result of the adjustments to the associated right-of-use assets:

	Year ended May 31, 2020	9 months ended February 28, 2021
	CAD	CAD
General and administrative expenses	$1,512	$2,197
Amortization expenses	(1,455)	(1,630)
Impairment of assets	75	—
Finance income (expense), net	(380)	(837)
Income taxes (recovery)	66	72

iv – Non-controlling interest on acquisition
Under US GAAP, non-controlling interest is measured at fair value on acquisition date. Under IFRS, Aphria measures non-controlling interest at the proportionate share of the fair value of the acquiree’s net identifiable assets and goodwill recorded on consolidation by Aphria would only reflect the acquirer’s share. This approach does not exist under US GAAP and the adjustment reflects the increase in non-controlling interests and accumulated deficit of C$1,046 as of February 28, 2021. As a result of the different approach in recognizing non-controlling interest there is an increase in impairment for the year ended May 31, 2020 of C$3,889.

v – Investments in debt securities
US GAAP requires the use of three categories for the classification and measurement of debt securities based on the entity’s investment intent: held-to-maturity (“HTM”) - measured at amortized cost, trading - measured at fair value through profit or loss (“FVTPL”), available-for-sale (“AFS”) - measured at fair value through other comprehensive income (“FVOCI”). Under US GAAP, Aphria will classify its investments in debt securities as available-for-sale, measured at FVOCI. Since amounts were previously recognized at FVTPL under IFRS, this will result in a presentation reclassification difference.

This adjustment reflects the reversal of gains and losses recorded by Aphria for its investments in debt securities from non-operating income (expense), net into other comprehensive income of (C$7,341) for the year ended May 31, 2020; (C$3,750) for the nine months ended February 28, 2021. This also results in a reclassification of amounts recognized in accumulated deficit to accumulated other comprehensive loss of C$3,473 as of February 28, 2021.

vi – Income taxes
For the purposes of the IFRS to US GAAP adjustments Aphria’s effective income tax rate was 26.5% for the year ended May 31, 2020 and for the nine months ended February 28, 2021. The effective income tax rate was used in determining adjustments to:

•
Deferred tax liability of (C$13,906) as of February 28, 2021 as a result of the removal of the fair value adjustment of (C$27,065) from biological assets and inventory offset by an increase to the right-of-use asset under US GAAP C$94 and a reclassification of income taxes on intercompany transfers of inventory of C$15,178 that remain within the consolidated group from deferred tax liability to prepaids and other current assets and C$137 from adjustment to leases. Under US GAAP, income tax expense paid by the transferor on intercompany profits from the transfer or sale of inventory within a consolidated group are deferred on consolidation, resulting in the recognition of a prepaid asset for the taxes paid rather than deferred taxes as required under IFRS.

•
Deferred income tax recoveries of C$15,179 for the year ended May 31, 2020 and C$6,041 for the nine months ended February 28, 2021 as a result of the removal of the fair value adjustments from biological assets and inventory under US GAAP.

•	Income taxes of C$66 for the year ended May 31, 2020 and C$72 for the nine months ended February 28, 2021 as a result of decreases to operating lease expense under US GAAP.

vii – Cannway Pharmaceuticals Inc.
In the fiscal year ending May 31, 2016, Aphria acquired 100% of the issued and outstanding shares of Cannway Pharmaceuticals Inc. Under IFRS, Aphria treated this transaction as a business combination and accordingly recorded goodwill of C$1,200. Under US GAAP, the transaction did not meet the definition of a business and is considered an asset acquisition. This adjustment reflects the removal of goodwill and includes a corresponding impact to accumulated deficit as the asset is fully amortized as of February 28, 2021.

7. Adjustments to the Historical Financial Information of Tilray
The historical financial information of Tilray was prepared in accordance with US GAAP as issued by the FASB and presented in USD. Tilray’s fiscal year end is December 31 and historical financial information was used to present pro forma financial statements based on the fiscal year of Aphria being May 31.  The constructed statements of net loss reclassify previously disclosed amounts to conform with Tilray’s presentation as of December 31, 2020.

  Adjusted Unaudited Condensed Consolidated Statements of Net Loss of Tilray
(in ‘000 USD)

	Year ended December 31, 2020	3 months ended March 31, 2020	Constructed 9 months ended December 31, 2020
Revenue	$210,482	$52,102	$158,380
Cost of sales	185,827	41,598	144,229
Gross profit	24,655	10,504	14,151
General and administrative expenses	85,883	26,767	59,116
Sales and marketing expenses	54,666	18,448	36,218
Research and development expenses	4,411	1,361	3,050
Depreciation and amortization expenses	13,722	3,591	10,131
Impairment of assets	61,114	29,839	31,275
Loss from equity method investments	5,983	1,748	4,235
Operating loss	(201,124)	(71,250)	(129,874)
Foreign exchange (gain) loss, net	(13,169)	28,069	(41,238)
Change in fair value of warrant liability	100,286	71,978	28,308
Gain on debt conversion	(61,118)	—	(61,118)
Interest expenses, net	39,219	9,146	30,073
Other expense (income), net	10,333	4,651	5,682
Loss before income taxes	(276,675)	(185,094)	(91,581)
Deferred income tax recoveries	(5,376)	(1,272)	(4,104)
Current income tax (recoveries) expenses	(226)	301	(527)
Net loss	$(271,073)	$(184,123)	$(86,950)
Net loss per share - basic and diluted	$(2.15)	$(1.73)	$(0.66)
Weighted average shares used in computation of net loss per share - basic and diluted	126,041,710	106,463,352	132,562,924

Adjusted Unaudited Condensed Consolidated Statements of Net Loss of Tilray
(in ‘000 USD)

	Year ended December 31, 2019	3 months ended March 31, 2019	3 months ended March 31, 2020	Constructed 12 months ended March 31, 2020
Revenue	$166,979	$23,038	$52,102	$196,043
Cost of sales	190,475	17,957	41,598	214,116
Gross profit (loss)	(23,496)	5,081	10,504	(18,073)
General and administrative expenses	110,903	17,406	26,767	120,264
Sales and marketing expenses	63,813	8,312	18,448	73,949
Research and development expenses	9,172	1,517	1,361	9,016
Depreciation and amortization expenses	11,607	1,865	3,591	13,333
Impairment of assets	112,070	—	29,839	141,909
Acquisition-related (income) expenses, net	(31,427)	4,424	—	(35,851)
Loss from equity method investments	4,504	—	1,748	6,252
Operating loss	(304,138)	(28,443)	(71,250)	(346,945)
Foreign exchange (gain) loss, net	(5,944)	179	28,069	21,946
Change in fair value of warrant liability	—	—	71,978	71,978
Gain on debt conversion	—	—	—	—
Interest expenses, net	34,690	8,744	9,146	35,092
Finance income from ABG	(764)	(135)	—	(629)
Other expense (income), net	(2,501)	(3,845)	4,651	5,995
Loss before income taxes	(329,619)	(33,386)	(185,094)	(481,327)
Deferred income tax recoveries	(8,847)	(3,777)	(1,272)	(6,342)
Current income tax (recoveries) expenses	397	(240)	301	938
Net loss	$(321,169)	$(29,369)	$(184,123)	$(475,923)
Net loss per share - basic and diluted	$(3.20)	$(0.31)	$(1.73)	$(4.73)
Weighted average shares used in computation of net loss per share - basic and diluted	100,455,677	94,875,351	106,463,352	100,529,641